UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2023

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

The contents of Item 5.02 of this Current Report on Form 8-K with respect to the Employment Agreement (as defined below) are hereby incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of CytoSorbents Corporation’s (the “Company”) investigation into Mr. Alexander D’Amico, previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 11, 2023, and Mr. D’Amico’s subsequent departure from his role as Chief Financial Officer of the Company pursuant to that certain Mutual Termination and Release Agreement, disclosed in the Company’s Current Report on Form 8-K filed with the Commission on September 1, 2023, the Company has entered into an Employment Agreement, dated as of September 18, 2023, with Ms. Kathleen P. Bloch (the “Employment Agreement”), pursuant to which Ms. Bloch will continue to serve as the Company’s Chief Financial Officer. Ms. Bloch’s service under the Employment Agreement will replace and terminates the Consulting Agreement previously disclosed in the Company’s Form 8-K filed with the Commission on April 26, 2023. Unless terminated sooner by either the Company or Ms. Bloch, the Employment Agreement will remain in effect until December 31, 2025, and thereafter, as mutually agreed between the Company and Ms. Bloch.

In accordance with the terms of the Employment Agreement, Ms. Bloch will receive an annual base salary of $425,000 (retroactive to September 2, 2023) and will be eligible to receive an annual cash bonus equal to a percentage of up to 45% of Ms. Bloch base salary, determinable in the discretion of the Company’s Chief Executive Officer. Ms. Bloch will also be eligible to receive annual equity awards at the discretion of the Board of Directors.

Additionally, Ms. Bloch received the following equity awards, each pursuant to the terms of the Employment Agreement: (1) an award of 45,000 restricted stock units (“RSUs”) which will vest in accordance with the following schedule: (i) 25,000 RSUs on the date of grant, (ii) 10,000 RSUs on the first anniversary of the date of grant, and (iii) 10,000 RSUs on the second anniversary of the date of grant, in each case, subject to Ms. Bloch’s continued service with the Company on the applicable vesting date; (2) an incentive stock option to purchase 30,000 shares of the Company’s common stock (the “Option”), with an exercise price per share equal to the fair market value of the Company’s common stock on the grant date, and which will vest in accordance with the following schedule: (i) 10,000 options on the date of grant; (ii) 10,000 options on the first anniversary of the date of grant; and (iii) 10,000 options on the second anniversary of the date of grant, in each case, subject to the Ms. Bloch’s continued service with the Company on the applicable vesting date.

The Employment Agreement also provides for other customary benefits which include participation in employee benefit plans, paid time off and reimbursement of certain business-related expenses, including travel and continuing educational expenses.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

On September 19, 2023, the Company issued a press release announcing Ms. Bloch’s continued service as the Company’s Chief Financial Officer pursuant to the Employment Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated September 18, 2023, by and between the Company and Ms. Kathleen Bloch*
99.1	Press Release of the Company, dated September 19, 2023
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2023	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer